Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent the use of our auditor’s report dated September 19, 2024 with respect to the consolidated financial statements of Midori Group Inc. as at September 30, 2023 and for the year then ended, included in the Regulation A Offering Statement on Form 1-A of Midori Group Inc., as filed with the United States Securities and Exchange Commission.

We also consent to the reference to our firm under the heading “Experts” in the Form 1-A.

Chartered Professional Accountants

Licensed Public Accountants

October 4, 2024

Mississauga, Canada